UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2006

Commission File Number: 0 - 30927

GARUDA CAPITAL CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	980209053
(state or other jurisdiction of	(I.R.S. Employer I.D. No.)
incorporation or organization)

502 – 1978 Vine Street, Vancouver, British Columbia, Canada V6K 4S1
(Address of principal executive offices)

(604) 737-0203
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 - Unregistered Sale of Equity Securities

On June 30, 2006, Garuda Capital Corp. (the “Company”) entered into a subscription agreement (the “Agreement”) with a non-U.S. person pursuant to which the Company issued 2,792,423 common shares of the Company, priced at $0.08 each. The shares were issued as conversion of a debt owed by the Company. The holder of the debt agreed to accept the shares as full satisfaction of amounts owed to them pursuant to the loan, including interest.

The Company claims an exemption from the registration afforded by Regulation S of the Act (“Regulation S”) for the above issuance since the issuance was made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the Company, a distributor, any their respective affiliates, or any person acting on behalf of any of the foregoing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2006	GARUDA CAPITAL CORP.

By:	/s/ C. Robin Relph
C. Robin Relph, President, Chief
Executive Officer, Chief Financial Officer